Exhibit 99.1

For Release:

CONTACT:	Miller Industries, Inc.
Debbie Whitmire, Chief Financial Officer
(423) 238-4171
Frank Madonia, General Counsel
(423) 238-4171
FTI Consulting, Inc.
Investor Contact: Max Dutcher
(212) 850-5677

MILLER INDUSTRIES REPORTS 2017 FIRST QUARTER RESULTS

CHATTANOOGA, Tenn., May 3, 2017/PRNewswire/ — Miller Industries, Inc. (NYSE: MLR) (the "Company") today announced financial results for the first quarter ended March 31, 2017.

For the first quarter of 2017 net sales were $148.9 million, a slight increase compared to $148.8 million for the first quarter of 2016. Net income in the first quarter of 2017 was $3.8 million, or $0.34 per diluted share, compared to net income of $3.4 million, or $0.30 per diluted share, in the prior year period.

Gross profit for the first quarter of 2017 was $15.4 million, or 10.3% of net sales, compared to $13.0 million, or 8.7% of net sales, for the first quarter of 2016. Selling, general and administrative expenses were $9.0 million, or 6.1% of net sales, compared to $8.0 million, or 5.4% of net sales, in the prior year period.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.18 per share, payable June 20, 2017, to shareholders of record at the close of business on June 13, 2017.

Jeffrey I. Badgley, Co-Chief Executive Officer of the Company, stated, “We are very pleased with our performance this quarter, in what was a promising start to 2017. We achieved significant profitability improvement year over year, primarily due to a favorable change in our product mix, and our consistent top line performance. We continue to see favorable trends across our business as we deliver earnings growth, return shareholder value, and make progress on our strategic priorities.”

Mr. Badgley added, “We are encouraged by the healthy demand for our products across our domestic and international markets throughout the quarter. We also continue work on our capital projects in Tennessee and Pennsylvania to further streamline our operations and increase our manufacturing capacity to better meet our customer demands. We believe that our ability to enhance productivity, while efficiently meeting demand, bodes well for the trajectory of our business.”

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MILLER INDUSTRIES REPORTS 2017 FIRST QUARTER RESULTS	PAGE 2

Mr. Badgley concluded, “Our outlook for the remainder of 2017 remains positive. Customer demand and our pipeline of business are strong, and our balance sheet is in a solid position to capitalize on future growth. We will continue to deploy our resources in a manner that improves our operational efficiency, expands production capacity, and maximizes shareholder value.”

In conjunction with this release, the Company will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for tomorrow, May 4, 2017, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through a link at:

https://www.webcaster4.com/Webcast/Page/1034/20884

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through May 18, 2017. The replay number is 1-844-512-2921, Passcode 8093246.

Miller Industries is The World's Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Titan® and Eagle®.

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MILLER INDUSTRIES REPORTS 2017 FIRST QUARTER RESULTS	PAGE 3

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things: the cyclical nature of our industry and changes in consumer confidence; economic and market conditions; our customers’ access to capital and credit to fund purchases; our dependence on outside suppliers of raw materials; changes in the cost of aluminum, steel and related raw materials; changes in fuel and other transportation costs, insurance costs and weather conditions; changes in government regulation; various political, economic and other uncertainties relating to our international operations, including restrictive taxation and foreign currency fluctuation; competitors could impede our ability to attract or retain customers; our ability to develop or acquire proprietary products and technology; assertions against us relating to intellectual property rights; problems hiring or retaining skilled labor; a disruption in our information technology systems; the effects of regulations relating to conflict minerals; the catastrophic loss of one of our manufacturing facilities; environmental and health and safety liabilities and requirements; loss of the services of our key executives; product warranty or product liability claims in excess of our insurance coverage; potential recalls of components or parts manufactured for us by suppliers or potential recalls of defective products; an inability to acquire insurance at commercially reasonable rates; and those other risks referenced herein, and those risks discussed in our filings with the Securities and Exchange Commission, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for fiscal 2016, which discussion is incorporated herein by this reference. Such factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our Company.

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Miller Industries, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31
			%
	2017	2016	Change
NET SALES	$148,933	$148,815	0.1%

COSTS OF OPERATIONS	133,538	135,845	-1.7%

GROSS PROFIT	15,395	12,970	18.7%

OPERATING EXPENSES:
Selling, General and Administrative Expenses	9,044	8,010	12.9%

Interest Expense, Net	378	198	90.9%

Other (Income) Expense, Net	(14)	(341)	-95.9%

Total Operating Expenses	9,408	7,867	19.6%

INCOME BEFORE INCOME TAXES	5,987	5,103	17.3%

INCOME TAX PROVISION	2,148	1,743	23.2%

NET INCOME	$3,839	$3,360	14.3%

BASIC INCOME PER COMMON SHARE	$0.34	$0.30	13.3%

DILUTED INCOME PER COMMON SHARE	$0.34	$0.30	13.3%

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.18	$0.17	5.9%

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	11,350	11,345	0.0%
DILUTED	11,380	11,373	0.1%

Miller Industries, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

	March 31	December 31
	2017 (unaudited)	2016
ASSETS
CURRENT ASSETS:
Cash and temporary investments	$ 24,499	$ 31,115
Accounts receivable, net of allowance for doubtful accounts of $1,054 and $1,004 at March 31, 2017 and December 31, 2016, respectively	132,666	125,383
Inventories	67,561	64,136
Prepaid expenses	6,163	5,006
Total current assets	230,889	225,640
PROPERTY, PLANT, AND EQUIPMENT, net	64,657	59,613
GOODWILL	11,619	11,619
OTHER ASSETS	544	566
	$ 307,709	$ 297,438

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts Payable	$ 87,281	$ 85,116
Accrued liabilities	22,023	20,727
Total current liabilities	109,304	105,843
LONG TERM OBLIGATIONS	10,000	5,000
DEFERRED INCOME TAX LIABILITIES	1,969	1,993
SHAREHOLDERS' EQUITY:
Preferred stock, $.01 par value; 5,000,000 shares authorized, non-issued or outstanding	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 11,351,982 and 11,346,060, outstanding at March 31, 2017 and December 31, 2016, respectively	113	113
Additional paid-in capital	150,554	150,404
Retained earnings	42,547	40,752
Accumulated other comprehensive income (loss)	(6,778)	(6,667)
Total Shareholders' Equity	186,436	184,602
	$ 307,709	$ 297,438